Nov. 6, 2024

Dear Shareholders,

With Zillow's leading brand, deep technology expertise and solid financial foundation, we are successfully seizing our incredible opportunity to transform and digitize residential real estate on behalf of consumers, agents, and the broader industry.

We are in a strong position, executing our strategy well, and delivering solid results as we look toward our goal to increase customer transaction share to 6% by the end of 2025. We also continue to expand our Rentals marketplace, which represents more than 20% of our revenue and is growing rapidly.

In Q3, we grew total revenue by 17% and outperformed the residential real estate industry,[2] all while demonstrating cost discipline as we steer toward sustainable profitable growth. Residential revenue increased 12% year over year to $405 million. Rentals momentum continued, with $123 million of revenue in Q3, up 24% year over year. We're also making strong progress in Mortgages – revenue growth accelerated in Q3, up 63% year over year to $39 million.

As with everything we do at Zillow, our approach begins with those we serve — renters, buyers, sellers, agents, and other real estate professionals. We invest in providing products and services that offer a superior end-to-end transaction experience, creating a top-of-funnel advantage that helps us identify high-intent customers and connect them with high-performing partners. Alongside our software tools,[3] this drives increased connection rates and conversion rates, resulting in greater revenue. And as we continue to manage our cost structure, our consistent revenue outperformance shows up as margin leverage over time.

Q3 Key Highlights

Revenue:
$581 Million

GAAP Net Loss:
$20 Million

Adjusted EBITDA:[1]
$127 Million

Average Monthly Unique Users:
233 Million (+1% YoY)

Visits:
2.4 Billion (+3% YoY)

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[1]*Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about our presentation of Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, which is net loss, for the relevant period.*
[2]*National Association of Realtors® existing homes sold during Q3 2024 multiplied by the average selling price per home for Q3 2024, compared to the same period in 2023.*
[3]*https://www.youtube.com/watch?v=ql4d186xO_0*

1 | Q3 2024

ZILLOW GROUP

We are confident in our strategy and our foundational consumer advocacy principles.4 We believe an open, free, and transparent marketplace is good for sellers, good for buyers, good for agents, and makes for the robust industry we have here in the United States. And, as the residential real estate industry has undergone its evolution toward more transparency in recent months, we are confident Zillow — and agents who work with us — will benefit for three reasons: 1. Zillow has the most and highest-intent movers. We have a beloved brand because we focus on the customer experience — in Q3, for example, we’ve launched helpful new tech innovations such as upgrades to our AI-powered natural language search functionality5 and comprehensive climate risk data. 2. Zillow partners with top agents and teams across the country. Those that deliver real value for movers are most successful at growing their businesses alongside us and are poised to take customer share. 3. Zillow provides exceptional tech solutions to make moving more efficient. Our software solutions are used by hundreds of thousands of professionals across the residential real estate industry. We are working to expand the breadth of those offerings and stitch them together, powering the industry to be more transparent, faster, and more digital. Considering all the professionals we’re already serving today with our foundational tools and technologies, we believe this represents a significant opportunity for us to better serve customers and drive transactions within Zillow’s ecosystem. INTEGRATINGOUR SERVICES The integrated transaction experience we’ve been building out on Zillow, the housing super app, is most fully experienced in our Enhanced Markets.6 6Enhanced Markets are geographies in which we are laying the foundation for consumers who come to Zillow to be able to easily move through the home-buying process from touring to closing with the support of our agent partners and Zillow Home Loans loan officers. 5https://investors.zillowgroup.com/investors/news-and-events/news/news-details/2024/Zillows- AI-powered-home-search-gets-smarter-with-new-natural-language-features/default.aspx 4https://advocacy.zillowgroup.com 2 | Q3 2024

We’ve rolled out 43 Enhanced Markets thus far, surpassing our goal of 40 by the end of this year. We expect Enhanced Markets to cover 20% of our connections by year end. Heading into 2025, we expect to continue our land-and-expand strategy, deepening our penetration in existing markets and expanding into more markets. As of Q3, more than 80% of Enhanced Market connections are being managed through Follow Up Boss, an industry-leading agent customer relationship management system, which we acquired about a year ago. Follow Up Boss is used by many real estate agents and teams and manages 25 million leads each year, and our efforts to upgrade and integrate it are a key part of the housing super app experience we’re building. New features we introduced to Follow Up Boss in Q3 include piloting an in-app messaging function to allow agents to communicate with buyers on Zillow, an in-app option to connect buyers directly to a loan officer with Zillow Home Loans, and new and improved client insights allowing agents to tailor services to an individual client’s needs and interests. When the customer, agent, loan officer, and other services are connected through a common platform, movers have a smoother experience, and real estate professionals can work more efficiently to serve clients better. Our efforts in Enhanced Markets are beginning to deliver results. In our first four Enhanced Markets, share gains have doubled since the beginning of 2023, and we’re seeing similar trends in the Enhanced Markets we’ve launched since. As we land and expand in more Enhanced Markets and keep working across the business to increase connection and conversion rates, we expect to see share growth relative to the industry total transaction value (TTV) in our combined Residential and Mortgages revenue. We look at revenue per TTV on a trailing 12-month basis as a comprehensive indicator of our relative growth against the residential real estate industry. As you can see in the chart below, our revenue per TTV has increased meaningfully over the past two years. When combining our Residential and Mortgages revenue categories, our revenue per TTV in Q3 outgrew the industry by 800 basis points year over year and more than 20% or 2,000 basis points, since the beginning of 2023. This outperformance is the culmination of investments we have been making over the past couple of years to improve our 3 | Q3 2024

customer experiences so we can identify high-intent movers and connect them with high-performing agents. This has helped drive more connections and convert more buyers and sellers to transact with us and our partners. We are also beginning to benefit from the early stages of scaling our newer products to more markets, most notably with Zillow Home Loans, which has grown purchase loan origination volume by over 3x from the beginning of 2023 to now. We expect continued success in 2025 as we expand into more Enhanced Markets and provide more services within those markets, including offering more of our unique solutions, such as Zillow Showcase and Follow Up Boss. FINANCING We are building a substantial direct-to-consumer purchase mortgage origination business, integrated with our agent partner network, to offer the many mortgage seekers on Zillow financing options at the right point in their moving journey. Seamlessly connecting movers, agents, and loan officers helps us identify high-intent customers in our funnel and drives both conversion and revenue growth. Origination revenue is beginning to scale, with purchase loan origination volume up 80% year over year in Q3 and Mortgages revenue up 63% year over year to $39 million. 4 | Q3 2024

In Enhanced Markets we’ve been in for more than six months, customer adoption rates for Zillow Home Loans are in the mid-teens, with newer markets trending similarly. We’re also seeing higher transaction conversion rates for agent partners working with customers who choose Zillow Home Loans, as we help agents and loan officers together better serve customers when they’re ready to transact. TOURING We’re making booking a home tour as easy as booking a restaurant reservation online, allowing us to identify high-intent buyers and connect them with our agent partners and other services. In 2021, we acquired ShowingTime — the industry leader in home touring technology, which facilitates 5 million showings a month across the country — and brought it onto Zillow’s tech-enabled platform. As a result of our ongoing investment in ShowingTime, more than 25% of our connections today are coming through the digitized, improved Real Time Touring experience, which is contributing to Residential revenue outperformance. Meanwhile, the consumer-friendly digital touring agreement we rolled out in connection with changes stemming from the National Association of Realtors® settlement is setting a gold standard for the industry, helping agents adopt the new requirements and connecting them with higher-intent customers who are more likely to take a tour. While agents aren’t required to use our touring agreement, it is available for more than 90% of our tour connections, and it’s tailored by state. SELLER SOLUTIONS We’re also investing in solutions that not only make selling a home easier, more efficient, and more digital, but also create real value for sellers and their agents. We’re particularly excited about Zillow Showcase. Showcase listings are driving higher engagement compared to similar non-Showcase listings on Zillow — more views, more shares, 5 | Q3 2024

and more saves. And most importantly, Showcase listings are selling faster and for more money than similar non-Showcase listings on our site. We made Zillow Showcase available nationwide beginning this year, and it’s already on nearly 1.5% of new for-sale listings across the country, putting us on our way to achieving our intermediate-term goal of 5%–10% listing coverage on Zillow. We believe a rising digital tide lifts all boats, which is why we continue to look for ways to improve and expand our offerings for the benefit of the broader residential real estate industry — whether through buying, building, or partnering. Last month, we acquired Virtual Staging AI,7 a company whose technology helps sellers, agents, and photographers create digitally staged listing images in seconds. And, in October, we announced8 an agreement to share Zillow 3D Home tours and interactive floor plans to Realtor.com®, helping agents easily provide our leading immersive virtual content to more home shoppers. RENTALS We’ve spent the past several years building a highly differentiated, two-sided marketplace with a comprehensive suite of listings — combining multifamily properties with unique longtail9 properties. As a result, Zillow is rapidly becoming the nationwide marketplace renters and landlords have sorely needed. Renters on Zillow can shop, tour, apply, sign a lease, and pay rent securely. And property managers can list, book tours, screen applicants, create leases and sign them electronically, and collect rent payments — all on one convenient platform: Zillow. Our efforts are paying off, yielding growth in traffic, multifamily property count, and revenue. Our multifamily advertising campaign and our ongoing partnership to share rental listings with Realtor.com® are also contributing to increased customer awareness of Zillow Rentals. In Q3, our total average monthly Rentals unique visitors were up 20% year over year, according to Comscore as of September 2024. 9Zillow defines “longtail” as a residential rental property with fewer than 25 rental units, including single-family homes. 8https://www.zillowgroup.com/news/new-zillow-and-realtor-com-agreement-expands-access -to-interactive-listing-media/ 7https://www.zillowgroup.com/news/zillow-group-acquires-ai-company-offering-virtual-stagin g/ 6 | Q3 2024

We now have 47,000 multifamily properties on Zillow, having added close to 10,000 year-to-date, and Q3 multifamily revenue is up 38% year over year. We continue to expect multifamily to be the main engine of Rentals revenue growth.

With the combination of both longtail and multifamily properties, we have the most rental listings in the country — and, consequently, the most users. With steady growth under our belts, we believe Zillow Rentals is well on its way toward the billion-dollar-plus revenue opportunity we see in front of us.

CLOSING

Across the entire business, we're proud of the progress we're making to improve the experience of getting home. We have a much-loved and trusted brand with the largest, most engaged audience of movers; a partner network made up of some of the best and most productive agents and teams in the country; a solid financial foundation; and deep tech expertise that allows us to invest in software solutions to benefit movers and the entire industry. Our business is increasingly diversified, and we've continued to outperform the industry while maintaining strong cost discipline.

Looking ahead, we're focused on capturing a more meaningful share of the $30 billion accessible total addressable market[10] in residential real estate already in our funnel today, while continuing to deliver on behalf of customers and shareholders.

Sincerely,

Jeremy Wacksman
CEO



Jeremy Hofmann
CFO



[10] *https://s24.q4cdn.com/723050407/files/doc_presentations/2024/Mar/13/zillow-investor-presentation-feb-2024.pdf*
Please see slide 13 of our investor presentation for additional information about how we calculate our accessible total addressable market.

7 | Q3 2024 ZILLOW GROUP

Third-Quarter 2024Highlights Zillow Group’s third-quarter results exceeded our outlook for revenue and Adjusted EBITDA. ● Q3 total revenue was $581 million, up 17% year over year and above the midpoint of our outlook range by $28 million. Q3 revenue outperformed the residential real estate industry total transaction value growth of 2% according to NAR, as well as total industry purchase loan origination volume, which we estimate declined in the low single digits in Q3. ○ Residential revenue was up 12% year over year in Q3 to $405 million, benefiting from continued conversion improvements as more buyers and sellers transacted with Zillow agent partners. ○ Rentals revenue increased 24% year over year to $123 million, primarily driven by multifamily revenue growing 38% year over year in Q3. ○ Mortgages revenue increased 63% year over year to $39 million, primarily due to an 80% year-over-year increase in purchase loan origination volume to $812 million in Q3. ● On a GAAP basis, net loss was $20 million, or 3% of total revenue, in Q3. ● Q3 Adjusted EBITDA was $127 million, or 22% of total revenue, $24 million above the midpoint of our outlook range, driven primarily by higher-than-expected Residential revenue. ● Cash and investments at the end of Q3 were $2.2 billion, down from $2.6 billion at the end of Q2. ● Traffic to Zillow Group’s mobile apps and sites in Q3 was 233 million average monthly unique users, up 1% year over year. Visits during Q3 were 2.4 billion, up 3% year over year. 8 | Q3 2024

Select Q3 2024 Results

RESIDENTIAL

Residential revenue increased 12% year over year to $405 million in Q3. Our Premier Agent revenue benefited from continued conversion improvements as more buyers and sellers transacted with Zillow agent partners. We also had another strong quarter of growth in Zillow Showcase, which now represents nearly 1.5% of all new for-sale listings in the country. Additionally, our New Construction marketplace and the software solutions from ShowingTime+ and Follow Up Boss performed well. The combination of these factors led to better-than-expected results.


RESIDENTIAL REVENUE
$400M
$300M
$200M
$100M
$0M
$362M
$349M
$393M
$409M
$405M
Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

RENTALS

Rentals revenue of $123 million in Q3 increased 24% year over year, driven primarily by a 38% increase in multifamily revenue. We continue to grow our multifamily rentals marketplace, with the number of multifamily properties advertising across Zillow reaching 47,000 at the end of Q3, up 34% year over year and up 3,000 properties since the end of Q2. Across our entire rentals marketplace, total active rental listings were up 15% year over year to an industry-leading 1.9 million listings as of September 2024.


RENTALS REVENUE
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
$99M
$93M
$97M
$117M
$123M
Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

MORTGAGES

Mortgages revenue was $39 million for Q3, an increase of 63% year over year, driven by 80% growth in our purchase loan origination volume to $812 million. These results are despite a continued difficult housing environment, as evidenced by our estimate of total industry purchase loan origination volume being down low single digits year over year. The year-over-year increase in mortgage origination revenue was driven primarily by our ongoing strategy to provide more customers with our integrated financing experience, leading to more customers choosing to finance their mortgage through Zillow Home Loans.


MORTGAGES REVENUE
$50M
$40M
$30M
$20M
$10M
$0M
$24M
$22M
$31M
$34M
$39M
Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024


PURCHASE LOAN ORIGINATION VOLUME
$800M
$600M
$400M
$200M
$0M
$452M
$487M
$601M
$756M
$812M
Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

9 | Q3 2024
ZILLOW GROUP

NET LOSS AND ADJUSTED EBITDA


GAAP NET LOSS
$0M
$(20)M
$(40)M
$(60)M
$(80)M
$(28)M
$(73)M
$(23)M
$(17)M
$(20)M
Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

GAAP net loss was $20 million in Q3, and net loss margin was 3%, an improvement compared to a GAAP net loss of $28 million in Q3 2023 with a net loss margin of 6%.


ADJUSTED EBITDA
$150M
$100M
$50M
$0M
$107M
$69M
$125M
$134M
$127M
Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

Adjusted EBITDA was $127 million in Q3, above the midpoint of our outlook range by $24 million, driven primarily by higher-than-expected Residential revenue. Adjusted EBITDA margin[11] was 22% for Q3. Our continued focus on cost management allowed our Q3 revenue outperformance to flow to the bottom line.

Select Operating Expenses and Cost of Revenue

Sales and marketing, technology and development, general and administrative expenses (select operating expenses), and cost of revenue totaled $625 million in Q3, up 14% year over year from Q3 2023. Our year-over-year increase in select operating expenses and cost of revenue was due to the intentional investments we made in our Rentals and Showcase sales teams, as well as additional loan officers in Zillow Home Loans, to support future expected growth.

Sales and marketing expenses were up $53 million year over year, primarily due to seasonal increases in sales and marketing spend related to our Rentals marketing campaign as well as increasing sales and loan officer headcount. Additionally, our cost of revenue was up $30 million year over year, primarily due to an increase in amortization of website development costs as we continue to test and release new products, as well as an increase in mortgage loan processing costs due to higher purchase loan origination volume.

Adjusted EBITDA expenses[11] were $454 million in Q3 2024, up 17% year over year. Notably, our fixed costs as a percentage of revenue declined 500 basis points year over year as we held these costs to

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[11] *Adjusted EBITDA margin and Adjusted EBITDA expenses are non-GAAP financial measures; they are not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about the presentation and calculation of Adjusted EBITDA margin and Adjusted EBITDA expenses.*

10 | Q3 2024 ZILLOW GROUP

only 4% year-over-year growth despite three acquisitions in the second half of 2023. The following table presents a reconciliation of Adjusted EBITDA expenses to select operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): BALANCE SHEETANDCASHFLOWSUMMARY We ended Q3 with $2.2 billion of cash and investments, down from $2.6 billion at the end of Q2, primarily due to the September maturity of our convertible senior notes due in 2024, which included aggregate cash payments of $610 million. This was partially offset by net cash provided by operating activities of $171 million. As of the end of Q3, we had $918 million of outstanding convertible senior notes. Our available repurchase authorization was $381 million at the end of Q3. 11 | Q3 2024

Outlook The following table presents our outlook for the three months ending Dec. 31, 2024 (in millions): 1213 ● Our total revenue outlook implies a year-over-year increase of 12% at the midpoint of our outlook range. We expect the housing market will continue to bounce around at current levels implying modest year-over-year growth in the residential real estate industry total transaction value in Q4. ● We expect our Rentals revenue to grow in the mid-20% range year over year. We expect multifamily revenue to grow faster than Rentals revenue overall as we see the 13We have excluded from our outlook for “Weighted-average shares outstanding - diluted” any potentially dilutive impact of the conversion of our convertible senior notes due in 2025 and 2026, and any potentially anti-dilutive impact of future share repurchases or capped call settlements. The maximum number of shares underlying the convertible senior notes and capped call confirmations is 17.7 million and 5.3 million shares, respectively, of Class C capital stock. 12Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock, depreciation and amortization from new acquisitions, impairments of assets, gains or losses on extinguishment of debt, and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. We have not provided a reconciliation of forecasted Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, or forecasted Adjusted EBITDA margin to net income (loss) margin, for the same reasons. For more information regarding the non-GAAP financial measures discussed in this communication and historical reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the “Use of Non-GAAP Financial Measures” section below. 12 | Q3 2024

benefits of continued property expansion, our national rentals brand awareness campaign, and our partnership with Realtor.com®. ● We expect Mortgages revenue growth to be in the mid-60% range year over year. ● Our outlook implies Q4 Adjusted EBITDA expenses will be $435 million. The sequential decrease is expected to be driven primarily by seasonally lower advertising spend. 2024OUTLOOK ● We continue to expect double-digit revenue growth for full-year 2024 with Adjusted EBITDA margin expansion. ○ At the midpoint of our Q4 revenue outlook range, our total company revenue in 2024 would be up 14%. ○ At the midpoint of our Q4 Adjusted EBITDA outlook range, our total company Adjusted EBITDA margin in 2024 would be 22%, which implies approximately 200 basis points of margin expansion vs. 2023. 13 | Q3 2024

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets; the future growth, performance and operation of our business; our business strategies and ability to translate such strategies into financial performance; and the growth of, and our impact on, the residential real estate industry. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “opportunity,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of November 6, 2024, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, homeowners insurance rates, labor shortages and supply chain issues; our ability to manage advertising and product inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future rules and requirements promulgated by National Association of REALTORS®, multiple listing services, or other real estate industry groups or governing bodies, or decisions to repeal, amend, or not enforce such rules and requirements; our ability to navigate industry changes, including as a result of past, pending or future class action lawsuits, settlements or government investigations, which may include lawsuits, settlements or investigations in which we are not a named party, such as the National Association of REALTORS® settlement agreement entered into on March 15, 2024; uncertainties related to the November 2024 elections in the United States; our ability to continue to innovate and compete to attract customers and real estate partners; our ability to effectively invest resources to pursue new strategies, develop new products and services and expand existing products and services into new markets; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters, geopolitical events, and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of past, pending or future litigation and other disputes or enforcement actions, which may include lawsuits or investigations to which we are not a party; our ability to attract, engage, and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property, including as a result of generative artificial intelligence; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay our debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance our indebtedness on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; actual or perceived inaccuracies in the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s publicly available filings with the United States Securities and Exchange Commission (“SEC”). Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. 14 | Q3 2024

No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or in our other filings with the SEC. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, the mortgage-rate environment, connections, conversion, engagement, growth, and other data about Zillow Group’s audience and performance and the residential real estate industry and purchase loan origination industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Operating Metrics Zillow Group reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. This communication includes Total Transaction Value, Revenue Per Total Transaction Value, and Customer Transaction Share. Zillow Group uses these operating metrics on a periodic basis to evaluate and provide investors with insight into the performance of Zillow Group’s transaction-based product and service offerings, which currently include Premier Agent, seller solutions, Zillow Home Loans and Zillow Showcase. Revenue Per Total Transaction Value: Zillow Group calculates “Revenue Per Total Transaction Value” as total Residential and Mortgages revenue for the relevant period divided by the aggregate total transaction value for the same period. “Total transaction value” is calculated based on data from National Association of REALTORS® as the average sales price of existing residential homes sold during the relevant period multiplied by the number of existing residential homes sold during the same period. Customer Transaction Share: Unless otherwise indicated, “Customer Transaction Share” is Customer Transactions divided by the number of total residential real estate transactions, for the relevant period. • Customer Transactions: Zillow Group calculates “Customer Transactions” as each unique purchase or sale transaction in which the homebuyer or seller uses Zillow Home Loans, Zillow Showcase and/or involves an agent partner with whom the buyer or seller connected through Zillow Group. In particular: • For agent partners, Zillow Group uses an internal approximation of the number of buy- and/or sell-side transactions, as applicable, that involve an agent partner with whom the buyer or seller connected through Zillow Group. Because of the challenges associated with measuring the conversion of connections to transactions outside of our Premier Agent Flex and seller solutions programs, including reliance on the availability and quality of public records and data, these estimates may be inaccurate. • For Zillow Home Loans, Zillow Group counts each unique purchase transaction in which the buyer uses Zillow Home Loans. • For Zillow Showcase, Zillow Group counts each unique sale transaction in which the listing agent or seller uses Zillow Showcase. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses. • Adjusted EBITDA Reconciliation We have provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure. 15 | Q3 2024

• Adjusted EBITDA Margin Calculation We have provided a calculation below of Adjusted EBITDA margin, as well as net loss margin, the most directly comparable GAAP financial measure. • Adjusted EBITDA Expenses Reconciliation and Calculation We have provided a reconciliation above of Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, and a calculation below of Adjusted EBITDA expenses calculated as revenue less Adjusted EBITDA. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect impairment and restructuring costs; • Do not reflect acquisition-related costs; • Do not reflect the loss (gain) on extinguishment of debt; • Do not reflect interest expense or other income, net; • Do not reflect income taxes; and • Other companies, including companies in our own industry, may calculate these non-GAAP measures differently from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses alongside other financial performance measures, including various cash-flow metrics, net loss, and our other GAAP results. 16 | Q3 2024

The following tables present a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited): Three Months Ended September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 Reconciliation of Adjusted EBITDA to Net Loss: Net loss $ (20) $ (17) $ (23) $ (73) $ (28) Income taxes — 2 2 3 — Other income, net (34) (34) (33) (43) (34) Depreciation and amortization 63 59 56 53 49 Share-based compensation 108 113 108 109 109 Impairment and restructuring costs — — 6 10 1 Acquisition-related costs 1 — — 2 1 Loss (gain) on extinguishment of debt — 1 — (1) — Interest expense 9 10 9 9 9 Adjusted EBITDA $ 127 $ 134 $ 125 $ 69 $ 107 Three Months Ended September 30, 2024 June 30, 2024 September 30, 2023 Calculation of Adjusted EBITDA Expenses: Revenue $ 581 $ 572 $ 496 Less: Adjusted EBITDA (127) (134) (107) Adjusted EBITDA expenses $ 454 $ 438 $ 389 17 | Q3 2024

The following tables present the calculation of Adjusted EBITDA margin and associated year-over-year percentage changes and the most directly comparable GAAP financial measure, which is net loss margin, and related year-over-year percentage changes, for each of the periods presented (in millions, except percentages and margin change basis points, unaudited):

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	2023 to 2024 % Change	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	2023 to 2024 % Change
Revenue:						
Residential	$ 405	$ 362	12%	$ 1,207	$ 1,103	9%
Rentals	123	99	24%	337	264	28%
Mortgages	39	24	63%	104	74	41%
Other	14	11	27%	34	30	13%
Total revenue	$ 581	$ 496	17%	$ 1,682	$ 1,471	14%
Other Financial Data:						
Gross profit	$ 441	$ 386	14%	$ 1,289	$ 1,165	11%
Net loss	$ (20)	$ (28)	29%	$ (60)	$ (85)	29%
Adjusted EBITDA	$ 127	$ 107	19%	$ 386	$ 322	20%

Percentage of Revenue:	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	2023 to 2024 % Change	2023 to 2024 Margin Change Basis Points	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	2023 to 2024 % Change	2023 to 2024 Margin Change Basis Points
Gross profit	76%	78%	(3)%	(200)	77%	79%	(3)%	(200)
Net loss	(3)%	(6)%	50%	300	(4)%	(6)%	33 %	200
Adjusted EBITDA	22%	22%	—%	—	23%	22%	5 %	100

18 | Q3 2024 ZILLOW GROUP

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